                                  EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS



                                                       Three months ended       Nine months ended
                                                          September 30,           September 30,
                                                       ------------------       -----------------
                                                        1998        1997        1998(1)     1997
                                                       ------      ------       -------    ------
Basic

  Average shares outstanding.......................    18,358      12,534       17,370     11,186
                                                     ========    ========     ========   ========
  Net income (loss)................................  $  3,238    $  2,456     $  8,128   $   (400)
                                                     ========    ========     ========   ========
  Per share amount.................................  $    .18    $    .20     $    .47   $   (.04)
                                                     ========    ========     ========   ========
Diluted

  Average shares outstanding.......................    18,358      12,534       17,370     11,186

  Net effect of dilutive stock options based on
    the treasury stock method using the average
    market price...................................     1,996       1,259        2,003      1,146
                                                     --------    --------     --------   --------
  Total............................................    20,354      13,793       19,373     12,332
                                                     ========    ========     ========   ========
  Net income (loss)................................  $  3,238    $  2,456     $  8,128   $   (400)
                                                     ========    ========     ========   ========
  Per share amount.................................  $    .16    $    .18     $    .42   $   (.04)
                                                     ========    ========     ========   ========

(1) As restated: See Note 5 in the Notes to Condensed Financial Statements



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